Exhibit (h)(2)(b)

Amendment to Amended and Restated Transfer Agency and Services Agreement

Dated June 3, 2009

Between

ALPS Fund Services, Inc.

and

Forward Funds

THIS AMENDMENT is made as of March 19, 2012 by and between ALPS Fund Services, Inc. (“ALPS”) and Forward Funds (the “Fund”).

WHEREAS, ALPS and the Fund have entered into an Amended and Restated Transfer Agency and Services Agreement (the “Agreement”) dated June 3, 2009 and effective June 15, 2009;

WHEREAS, the Board of Trustees of the Fund approved on December 15, 2011, the reorganization of the Forward Banking and Finance Fund and Forward Growth Fund, series of the Fund, into the Financial Investors Trust effective close of business March 16, 2012;

WHEREAS, in light of the foregoing, ALPS and the Fund wish to modify the provisions of the Agreement to reflect revised Schedule A – List of Portfolios;

NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

1.	Schedules A – List of Portfolios. Schedule A is replaced in its entirety with the attached Schedule A.

2.	Remainder of the Agreement. All services under Section 1 of the Agreement shall continue until such services are no longer rendered. All other provisions of the Agreement shall remain unchanged.

IN WITNESS WHEREOF, this Amendment has been executed by a duly authorized representative of each of the parties hereto as of the date of the Amendment first set forth above.

ALPS Fund Services, Inc.		Forward Funds

By:	/s/ Jeremy O. May	By:	/s/ Robert S. Naka
Name:	Jeremy O. May	Name:	Robert S. Naka
Title:	President	Title:	Vice President Funds

SCHEDULE A

To the Amended and Restated Transfer Agency and Service Agreement

As of March 19, 2012

Portfolio	Open Classes of Shares
Forward Aggressive Growth Allocation Fund	Investor Class Institutional Class Class A Class C

Forward Balanced Allocation Fund	Investor Class Institutional Class Class A Class C

Forward Commodity Long/Short Strategy Fund	Investor Class Institutional Class Class C Class M Class Z

Forward CorePlus Fund	Investor Class Institutional Class Class Z

Forward Credit Analysis Long/Short Fund	Investor Class Institutional Class Class A Class C Class M

Forward EM Corporate Debt Fund	Investor Class Institutional Class Class C

Forward Emerging Markets Fund	Investor Class Institutional Class Class M

Forward Endurance Long/Short Fund	Investor Class Institutional Class

Forward Extended MarketPlus Fund	Investor Class Institutional Class Class C Class Z

Forward Focus Fund	Investor Class Institutional Class Class A

Forward Frontier Strategy Fund	Investor Class Institutional Class Class M Class Z

Forward Global Credit Long/Short Fund	Investor Class Institutional Class Class C Class M

Forward Global Infrastructure Fund	Investor Class Institutional Class Class A Class B Class C Class M

Forward Growth & Income Allocation Fund	Investor Class Institutional Class Class A Class C

Forward Growth Allocation Fund	Investor Class Institutional Class Class A Class C

Forward High Yield Bond Fund	Investor Class Institutional Class Class C Class Z

Forward Income & Growth Allocation Fund	Investor Class Institutional Class Class A Class C

Forward Income Allocation Fund	Investor Class Institutional Class Class A Class C

Forward International Dividend Fund	Investor Class Institutional Class Class M

Forward International Equity Fund	Investor Class Institutional Class Class Z

Forward International Real Estate Fund	Investor Class Institutional Class Class A Class C Class M

Forward International Small Companies Fund	Investor Class Institutional Class Class A Class M

Forward Investment Grade Fixed-Income Fund	Investor Class Institutional Class Class Z

Forward Large Cap Dividend Fund	Investor Class Institutional Class Class A

Forward Managed Futures Strategy Fund	Investor Class Institutional Class Class C Class Z

Forward Real Estate Fund	Investor Class Institutional Class Class A Class C

Forward Real Estate Long/Short Fund	Investor Class Institutional Class Class A Class B Class C Class M

Forward Select EM Dividend Fund	Investor Class Institutional Class Class M Class C

Forward Select Income Fund	Investor Class Institutional Class Class A Class B Class C Class M

Forward Small Cap Equity Fund	Investor Class Institutional Class Class A Class M

Forward Strategic Alternatives Fund	Investor Class Institutional Class Class Z

Forward Tactical Enhanced Fund	Investor Class Institutional Class Class A Class C Class M

Forward Tactical Growth Fund	Investor Class Institutional Class Class A Class C Class M

Forward U.S. Government Money Fund	Investor Class Institutional Class Class A Class C Class Z